[*] indicates information that has been omitted pursuant to a confidential treatment request and this information has been filed under separate cover with the Commission

DISTRIBUTION AGREEMENT

AdnaGen AG, Ostpassage 7, D-30185 Langenhagen, Germany ("AdnaGen") is willing to appoint Innogenetics ("Innogenetics"), having its registered offices in Ghent (Belgium), Technologiepark 6, RPR Ghent, 427 550 660 as its exclusive Distributor for the promotion and sale of PCR-based tumour cell detection products within the Territory, as defined below.

1. Definitions and interpretation

1.1 In this agreement, the following terms shall have the following meanings:

"Execution Date": the date of counter-signature of this agreement on behalf of Innogenetics.

"Products": the products of the type and specification listed in Appendix A to this agreement and as further specified by the related product documentation ("Product Documentation") together with any other products developed by AdnaGen and which AdnaGen, at its sole option, may permit Innogenetics, by express notice in writing, to distribute in the Territory.

"Territory": European Economic Area Member States and Russia (all countries listed in Appendix B). Countries with existing exclusive distribution contracts as shown in Appendix B are excluded for the duration of the respective agreements.

"Year": the period of 12 full calendar months from the Execution Date and each consecutive period of 12 full calendar months thereafter during the term of this agreement.

"Binding Forecast": A guaranteed minimum quarterly purchase volume in excess of the binding minimum purchase of [*] tests/year, as agreed upon.

[*]

2. Appointment

2.1 AdnaGen hereby appoints Innogenetics to exclusively import, distribute and sell the Products in the Territory under the terms of this agreement.

2.2 Innogenetics shall during a period of [*] years, subject to the provisions of article 12, commencing on the Execution Date purchase the Products only from AdnaGen, and shall not distribute or manufacture during the duration of this agreement any goods which compete with the Products, except those IVD-products developed by Innogenetics under the License Agreement between AdnaGen and Innogenetics related to the transfer of AdnaGen's gel based technology for the detection of tumor cells in the blood of cancer patients.

2.3 Innogenetics shall not represent itself as an agent of AdnaGen for any purpose, nor pledge AdnaGen's credit or give any warranty or make any representation on AdnaGen's behalf or commit AdnaGen to any contracts.

2.4 Innogenetics shall have the right to appoint sub-distributors for the distribution of the Products in the Territory, provided, that these sub-distributors shall ensure a level of quality of services and protection of the Products at least as high as set forth by the terms of this agreement. Innogenetics shall bear all costs, if any, and indemnify and hold AdnaGen harmless from any and all liability, loss, damage, cost or expense arising out of any claims against AdnaGen whatsoever including any brought by any sub-distributor resulting from such termination.

3. Innogenetics' undertakings

Innogenetics undertakes and agrees with AdnaGen at all times during the term of this agreement:

3.1 to use its best endeavours to promote the distribution and sale of the Products in the Territory in compliance with laws and regulations in the Territory and to exploit and expand the market potential of the Products in the Territory.

3.2 to employ a sufficient number of suitably qualified personnel to ensure the proper fulfilment of Innogenetics' obligations under this agreement.

3.3 to provide AdnaGen, within 28 days of 31 March, 30 June, 30 September and 31 December in each year during which Innogenetics is selling Products, with a statement setting out the sales made of each type of Product and the actual selling price (less any value added tax or similar sales tax) of those Products and to submit at the same time written reports showing details of sales, service stock and orders placed by Innogenetics with AdnaGen still outstanding and any other information relating to the performance of its obligations under this agreement AdnaGen may reasonably require from time to time.

3.4 to maintain on its own account an inventory of the Products at levels which are appropriate and adequate for Innogenetics to meet all customer delivery requirements for the Products throughout the Territory.

3.5 to keep full and proper books of account and records showing clearly all enquiries, quotations, transactions and proceedings relating to the Products.

3.6 to allow AdnaGen or its representatives once a year, upon reasonable notice and during normal working hours, access to its accounts and records relating to the Products for the purpose of inspection and to the premises of Innogenetics in which Products are stored in order to inspect the conditions of the Products. If any shortcomings should be discovered in the course of such inspection, AdnaGen may report the same to Innogenetics, who will take such measures that are necessary to correct such shortcomings.

3.7 to keep all stocks of the Products which it holds in conditions appropriate for their storage and provide appropriate security for the Products all at its own cost.

3.8 to insure at its own cost with a reputable insurance company all stocks of the Products as are held by it against all risks which would normally be insured against by a prudent businessman (including without limitation damage caused by fire, water, loss of power supply, theft and malicious acts) to at least their full replacement value and to produce to AdnaGen on demand full particulars of that insurance.

3.9 to assist customers in the proper use of the Products in accordance with product information.

3.10 not to make any changes, alterations, modifications or additions to the product documentation which have not been previously authorized by AdnaGen.

3.11 to ensure that the Products are delivered to customers at all times in good condition and that no Products are introduced into the market which do not meet the requirements of the applicable legislation.

3.12 to maintain a complaint reporting system and to report such complaints to AdnaGen and to forward the reports on serious incidents to AdnaGen as required by applicable law.

3.13 to inform AdnaGen immediately of any changes in ownership or control of Innogenetics and of any change in its organisation or method of doing business which might affect the performance of Innogenetics's duties in this agreement.

Date: 25.1.07 Date: Date: 29-1-2007

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

4. Supply of Products

4.1 AdnaGen shall make its best effort to supply to Innogenetics the requirements of Products in the Territory, in accordance with the provisions of this paragraph 4. To avoid any unforeseen short term supply shortages, AdnaGen agrees to keep a [*] safety stock.

4.2 For the first 6 months no forecast will be required. After 6 months a non-binding forecast will be mutually defined. After 12 months, a forecast for the following 12 month period will be determined by Innogenetics, the first [*] months of which are binding and the [*] following months of which are non-binding. Innogenetics will afterwards quarterly update the Binding Forecast jointly with Producer.

4.3 As from July 1st 2007 and subject to article 11.2. below Innogenetics shall purchase a minimum volume of [*] tests per year in order to maintain the exclusivity for the sale of the Products in the Territory.

4.4 Innogenetics may place orders once each [*] The minimum order value shall be €[*] per order. AdnaGen shall deliver within [*] working days of receipt of orders to the extent that the orders do not exceed the forecast for each type of the Products provided under paragraph 4.2 above and within time periods notified by AdnaGen in other cases. Innogenetics agrees to purchase the Products for its own account for resale pursuant to the terms of this agreement. Orders for values lower than €[*] are subject to mutual agreement.

4.5 Terms of delivery shall be [*] AdnaGen retains title to all Products delivered to Innogenetics until [*]

4.6 Innogenetics shall examine the Products upon delivery and inform AdnaGen of shortages or visible defects immediately following receipt and at the latest eight working days following receipt. Failing this the Products delivered shall be irrevocably deemed as accepted by Innogenetics. Should the shipment be found to be deficient, Innogenetics shall inform AdnaGen and provide AdnaGen with samples of the deficient Products. If AdnaGen is in agreement with Innogenetics as to the claimed Product deficiency, AdnaGen shall at its discretion refund the purchase price or replace a deficient Product with a Product which does comply with the specifications. If the parties do not agree as to the claimed Product deficiency, samples of the Product in question shall be submitted for analysis at an independent testing laboratory to confirm or deny the claimed deficiency, with the party found to be in error paying for the

Date: 25.1.07 Date: 28.1.07 Date: 29-1-2007

independent testing costs. A shipment shall be considered incomplete if the Certificates of Analyses are not attached.

5. Prices and payment

5.1 The prices to be paid by Innogenetics to AdnaGen for the Products are to be calculated as follows:

AdnaTest Cancer (Select + Detect):

[*]

[*]

[*]

AdnaCollect:

[*]

5.2 An increase of the [*] has to be mutually agreed upon. Any and all expenses, costs and charges incurred by Innogenetics in the performance of its obligations under this agreement shall be paid by [*] unless [*] has expressly agreed beforehand in writing to pay such expenses, costs and charges.

5.3 Innogenetics shall pay the full amount invoiced to it by AdnaGen in Euros within [*] days of the date of invoice.

5.4 [*] shall be responsible for the collection, remittance and payment of any or all taxes, charges, levies, assessments and other fees of any kind imposed by governmental or other authority in respect of the purchase, importation, sale, lease or other distribution of the Products.

5.5 Interest shall be chargeable on any amounts overdue at the rate of [*]% per annum above the base rate of European Central Bank (ECB *Basiszinsatz*) as applying from time to time to run from the due date for payment until receipt by AdnaGen of the full amount whether or not after judgment and without prejudice to any other right or remedy of AdnaGen.

6. AdnaGen's undertakings

AdnaGen undertakes:

Date: 25.1.07 Date: 29.1.07 Date: 29.1.2007

6.1 to provide any information available to AdnaGen as may reasonably be requested by Innogenetics to enable it properly and efficiently to discharge its duties under this agreement.

6.2 to provide reasonable access to its product manager responsible for the Products during AdnaGen's normal business hours to respond to any technical queries that Innogenetics may have concerning the Products.

6.3 to provide adequate training to Innogenetics field force as reasonably necessary during the product introduction phase as well as in reasonable intervals thereafter upon mutual determination.

6.4 to review, approve or reject any promotional information or material submitted by Innogenetics within 28 days of receipt.

6.5 to ensure that the Products are to the extent applicable CE certified in accordance with German legislation implementing the IVD directive 98/79/EC ("IVD").

6.6 to ensure that the remaining shelf life of the Products upon reception by Innogenetics will not be less than the number of months as indicated in Appendix A. Storage and shipping conditions safeguarding the foreseen shelf life of the Products are attached as Appendix C.

6.7 to use its reasonable efforts to improve the Product's current shelf life.

6.8 Immediately upon the signature of this Agreement, to terminate the sale of Products through its own sales force within the Territory according to Appendix B in order to safeguard the exclusivity as granted hereunder to Innogenetics, inform all existing customers about the change in distribution for the products, and make current customer data available to Innogenetics in order to secure continued supply.

6.9 to provide all assistance, as reasonably requested for by Innogenetics in the frame of its compliance with article 8 below.

7. Advertising and promotion

7.1 Innogenetics shall:

(a) be responsible for the advertising and promotion of the Products in the Territory provided that the use by Innogenetics of any advertising materials and promotional literature shall be subject to the prior written consent of AdnaGen in accordance with paragraph 6.4;

Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(b) display advertising materials and other signs provided by AdnaGen; and

(c) observe all directions and instructions given to it by AdnaGen in relation to promotion and advertisement of the Products, and shall not make any written statement as to the quality or manufacture of the Products without the prior written approval of AdnaGen.

7.2 AdnaGen shall provide Innogenetics with information on the advertising and promotion carried out by AdnaGen and shall supply such quantities of available promotional and advertising material as Innogenetics shall reasonably request at the cost of Innogenetics.

8. Compliance with laws and regulations

8.1 [*] shall be responsible for obtaining any necessary import licences or permits necessary for the entry of the Products into any part of the Territory, or their delivery to [*], and [*] shall be responsible for any and all customs duties, clearance charges, taxes, brokers' fees and other amounts payable in connection with the importation and delivery of the Products.

8.2 Innogenetics shall observe and adhere to any laws or regulations applicable to the distribution of the Products in the Territory and sell the Products with the packaging, labelling and presentation required by the laws of the Territory, but in any event with the Trade Names given to them by AdnaGen. Any additional costs for labelling shall be born by [*].

8.3 [*] shall use its best efforts to obtain at its own cost, to the extent necessary, any approvals (including any necessary licences and permits) from the appropriate governmental bodies and authorities in regard of the import of the Products into any part of the Territory.

8.4 AdnaGen may only remove a Product from Appendix A where such withdrawal is caused by product liability, health risks and regulatory reasons or due to the court order of a competent jurisdiction as well as the absence of any market demand or sales in the prior [*] period. Adequate notice of [*] months should be given to Innogenetics if possible (depending on the nature and cause of the withdrawal).

9. Trade Names

9.1 AdnaGen hereby grants to Innogenetics the non-exclusive right in the Territory to use the names "AdnaGen" together with the names of the Products

Date: 29-1-2007

(the "Trade Names") in the promotion, advertisement and sale of the Products in accordance with the terms of and for the duration of this agreement.

9.2 All representations of the Trade Names which Innogenetics intends to use shall first be submitted to AdnaGen for approval.

9.3 Innogenetics shall not, without the prior written consent of AdnaGen, alter or make any addition to the labelling or packaging of the Products displaying the Trade Names, and shall not alter, deface or remove in any manner any reference to the Trade Names, any reference to AdnaGen or any other name attached or affixed to the Products or their packaging or labelling.

9.4 AdnaGen has one registered Trade Name with respect to AdnaTests namely "AdnaGen" and will supply a list of countries where it is registered. AdnaGen makes no representation or warranty as to whether such registered Trade Name infringes on any intellectual property rights of third parties in the Territory. Innogenetics shall inform AdnaGen immediately of any inflicting trade marks Innogenetics becomes aware of, but it shall be AdnaGen's sole responsibility to defend its trade marks. Notwithstanding the foregoing, if AdnaGen elects not to defend the Trade Names, Innogenetics will be allowed to take over such defence in its own name and at its own cost.

9.5 All goodwill arising through the use by Innogenetics of the Trade Names shall accrue exclusively to AdnaGen.

10. Warranties and Liability

10.1 AdnaGen represents and warrants as of the date of this agreement the completeness and accuracy of the following in all respects:

(a) The execution of this agreement by it and its performance of its obligations hereunder will not conflict with, result in the breach of, or constitute a default under, any agreement to which AdnaGen, its officers, directors, agents or employees are parties, or by which AdnaGen, its officers, directors, agents or employees is or may be, bound.

(b) The Products, where CE certified, are manufactured and labelled accordingly to the IVD Guideline 98/79/EG.

(c) The Products will comply with the specification as described in the Product Documentation provided that Innogenetics's sole remedy for any significant deviation from such specifications which is agreed to or confirmed by independent testing, including faults or defects in the materials or workmanship of the Products, (collectively "Defects" or

Date: 15.1.07 Date: 20.1.07 Date: 29.1.2007

"defective Product") shall, at AdnaGen's election, be the refund or credit to Innogenetics of the price paid to AdnaGen for the defective Product or replacement of the defective Product within a reasonable period of time.

10.2 Innogenetics represents and warrants that the execution of this agreement by it and its performance of its obligations hereunder will not conflict with, result in the breach of, or constitute a default under, any applicable law or any agreement to which Innogenetics, its officers, directors, agents or employees are parties, or by which Innogenetics, its officers, directors, agents or employees is or may be bound.

10.3 Except for cases of wilful misconduct neither party be liable for any indirect, incidental, consequential, or special damages, including lost profits, sustained or incurred in connection with this agreement, regardless of the form of action, whether in contract, tort, (including negligence and strict liability) or otherwise, and whether or not such damages were foreseen or unforeseen.

10.4 Subject to AdnaGen's compliance with its obligations hereunder, Innogenetics agrees to defend, indemnify and hold harmless AdnaGen and its officers, directors and employees from and against all third party demands, claims, actions, causes of action, assessments, liabilities, losses, damages, costs and expenses including without limitation interest, penalties and disbursements, including reasonable attorneys fees, (collectively, "Damages"), insofar as such Damages are asserted against, imposed upon or incurred by AdnaGen, or its officers, directors and employees to the extent resulting from: (i) a breach by Innogenetics of the terms and conditions of this agreement, or any misrepresentation or breach of the representations made by Innogenetics in this agreement and (ii) any negligence or wilful misconduct of Innogenetics in the performance of its duties under this Agreement, including without limitation, Innogenetics's handling of the Products while the Products are in Innogenetics's possession and control. As a condition precedent to Innogenetics's obligations hereunder, AdnaGen shall immediately notify, and provide a copy to, Innogenetics of any complaint, summons or other written or oral notice that AdnaGen receives of any claim, action, liability or the like that may be subject to such obligations, allow Innogenetics to control the defence and settlement thereof, and, at Innogenetic's cost, assist in such defence and settlement as Innogenetics may reasonably request.

10.5 Subject to Innogenetics's compliance with its obligations hereunder, AdnaGen agrees to defend, indemnify and hold harmless Innogenetics and its officers, directors and employees from and against all Damages, insofar as the same are asserted against, imposed upon or incurred by Innogenetics, or its officers, directors and employees to the extent resulting from: (i) a breach by AdnaGen

Date: 25.1.03 Date: 20.1.03 Date: 20.1.2003

of the terms and conditions of this agreement, or any misrepresentation or breach of the representation made by AdnaGen in this Agreement, and (ii) any negligence or wilful misconduct of the AdnaGen in the performance of its duties under this Agreement As a condition precedent to AdnaGen's obligations hereunder, Innogenetics shall immediately notify, and provide a copy to, AdnaGen of any complaint, summons, or other written or oral notice that Innogenetics receives of any claim, action, liability or the like that may be subject to such obligations, allow AdnaGen to control the defence and settlement thereof, and assist in such defence and settlement as AdnaGen may reasonably request. AdnaGen shall not be obligated to indemnify Innogenetics for claims by customers of Innogenetics arising out of the breach of a warranty or guarantee offered to such customers by Innogenetics if AdnaGen has not made such warranty or guarantee to Innogenetics in this Agreement.

10.6 Notwithstanding anything to the contrary contained anywhere in this agreement, Innogenetics does not waive or in any way compromise, modify or diminish its rights and remedies, or release AdnaGen from its obligations or liabilities (including, without limitation, the AdnaGen's obligations with respect to any third party product liability or other claim that may be asserted against Innogenetics based upon an actual or alleged defect in the manufacture, design, materials or workmanship of a Product, including without limitation any failure of the literature supplied with such Product by AdnaGen to contain accurate and adequate information and warnings.

10.7 If notified promptly in writing of any action (and all prior claims relating to such action) brought against the Innogenetics based on a claim that the Innogenetics's sale or use of the Products infringes a patent or other intellectual property right, and if given access by Innogenetics to any information Innogenetics has regarding such alleged infringement and provided that Innogenetics has not made any modification to the Products or their packaging, AdnaGen agrees to defend Innogenetics in such action at its expense and will pay any costs or damages finally awarded against Innogenetics in any such action, provided that AdnaGen shall have sole control of the defence of any such action and all negotiations for its settlement or compromise. If a final injunction shall be obtained against the Innogenetics's use of the Products or any of their parts by reason of infringement of a patent or other intellectual property right, or if in AdnaGen's opinion the Products are likely to become the subject of a claim of infringement of a patent or other intellectual property right, AdnaGen will, at its option and at its expense, either procure for the Innogenetics the right to continue marketing, keeping and selling the Products, replace or modify the same so they become non-infringing, or grant Innogenetics a credit for such goods, as depreciated, and accept their return. The foregoing states the entire

Date: 25.1.07 Date: 29.1.07 Date: 29-1-2007

liability of AdnaGen with respect to infringement of patents or other intellectual property rights by the products or any part thereof, or by their operation.

10.8 Innogenetics undertakes to maintain appropriate up-to-date and accurate records to enable the immediate recall of any batches of the Products or any of them from the retail or wholesale markets. These records shall include records of deliveries to customers (including details of batch numbers, delivery date, name and address of customer, and telephone number and fax or telex number if available).

10.9 Innogenetics shall, at AdnaGen's cost, give such assistance as AdnaGen shall require for the purpose of recalling as a matter of urgency any quantities of the Products or any of them from the retail or wholesale market.

11. Duration and termination

11.1 This agreement shall come into effect on the Execution Date and, subject to paragraph 11.3 and paragraph 14.2, shall continue in force for an initial term of five years (Initial Term). Thereafter, it may be terminated by either party upon 5 months written notice effective as of the end of calendar month.

11.2 AdnaGen or Innogenetics may elect to terminate the exclusivity if the agreed upon minimum purchase volume obligations outlined in paragraph 4.3 are not met by Innogenetics, with 3 month's prior written notification.

11.3 Without prejudice to any other rights to which it may be entitled, either party may give notice in writing to the other terminating this agreement with immediate effect if:

(a) the other party commits any material breach of any of the terms of this agreement and (if such a breach is remediable) fails to remedy that breach within 30 days of that party being notified of the breach; or

(b) in accordance with applicable provisions of German corporate and insolvency law, an order is made or a resolution is passed for the winding up of the other party, or an order is made for the appointment of an administrator to manage the affairs, business and property of the other party, or such an administrator is appointed, or documents are filed with a court for the appointment of an administrator, or notice of intention to appoint an administrator is given by the other party or its directors, or a receiver is appointed of any of the other party's assets

Date: Date: Date: 29-1-2007

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

or undertaking, or circumstances arise which entitle the court or a creditor to appoint a receiver or manager or which entitle the court to make a winding-up order, or the other party takes or suffers any similar or analogous action in consequence of debt; or

(c) a change in the direct or indirect ownership and control of the other party takes place.

11.4 Neither party shall have any claim for compensation against the other party as a result of the termination of this agreement except in respect for any breach giving rise to a right of termination.

12. Effects of termination

12.1 Termination of this agreement however caused shall be without prejudice to any rights or liabilities accrued at the date of termination.

12.2 On termination:

(a) AdnaGen, at its sole option, may purchase from Innogenetics all stocks of the Products as are in good condition and have an unexpired shelf life of at least [*] at the [*] price [*] The option must be exercised within [*] of termination and the purchase shall take place and the price shall bc paid within [*] of the exercise of the option and the costs of shipping the Products to AdnaGen shall be borne by [*] Innogenetics shall dispose of all remaining stocks of the Products as AdnaGen may instruct;

(b) if AdnaGen chooses not to exercise its option under paragraph 12.2(a) to re-purchase the Products, Innogenetics shall be permitted for a period of [*] following termination of this agreement to sell and distribute any stocks of the Products as it may at the time have in store or under its control; thereafter, Innogenetics shall promptly return all remaining stocks of the Products to AdnaGen at the expense of [*] or otherwise dispose of the stocks as AdnaGen may instruct;

(c) on the exercise of AdnaGen's option to repurchase the Products under paragraph 12.2(a), or on the expiration of the [*] period under paragraph 12.2(b), Innogenetics shall promptly return to AdnaGen or otherwise dispose of as AdnaGen may instruct all samples, technical pamphlets, catalogues, advertising materials, specifications and other materials, documents or papers whatsoever sent to Innogenetics and relating to AdnaGen's business (other than correspondence which has

Date: 15.1.07 Date: 20.1.07 Date: 29.1.2007

passed between the parties) together with all customer data including but not limited to name, address, sales conditions and standing orders which Distributor may have in its possession or under its control.

(d) the termination of this agreement shall not of itself give rise to any liability on the part of AdnaGen to pay any compensation to Innogenetics for loss of profits or goodwill.

12.3 Subject to paragraph 12.2, all other rights and licences of Innogenetics under this agreement shall terminate on the termination date.

12.4 Following termination AdnaGen shall be entitled to cancel all orders placed by Innogenetics prior to the termination date, whether or not such orders have been accepted by AdnaGen, without incurring any liability of any nature to Innogenetics.

13. Confidentiality

13.1 Innogenetics agrees and undertakes that during the term of this agreement and thereafter it shall keep confidential and shall not use for its own purposes, nor without the prior written consent of AdnaGen disclose to any third party, all information of a confidential nature (including trade secrets and information of commercial value) which may become known to Innogenetics from AdnaGen (**Confidential Information**), unless the information is public knowledge or already known to that party at the time of disclosure or subsequently becomes public knowledge other than by breach of this agreement or subsequently comes lawfully into the possession of that party from a third party.

13.2 To the extent necessary to implement the provisions of this agreement, Innogenetics may disclose Confidential Information to those of its employees as may be reasonably necessary or desirable, provided that before any such disclosure Innogenetics shall make those employees aware of its obligations of confidentiality under this agreement and shall at all times procure compliance by those employees with them.

14. Force majeure

14.1 The obligations of each party under this agreement shall be suspended during the period and to the extent that that party is prevented or hindered from complying with them by any cause beyond its reasonable control including (insofar as beyond such control but without prejudice to the generality of the foregoing expression) strikes, lock-outs, labour disputes, act of God, war, riot, civil commotion, malicious damage, compliance with any law or governmental order, rule, regulation or direction, accident, breakdown of plant

or machinery, fire, flood, storm, difficulty or increased expense in obtaining workmen, materials, goods or raw materials in connection with the performance of this agreement.

14.2 In the event of either party being so hindered or prevented, the party concerned shall give notice of suspension as soon as reasonably possible to the other party stating the date and extent of the suspension and its cause, and the omission to give such notice shall forfeit the rights of that party to claim suspension. Any party whose obligations have been suspended as aforesaid shall resume the performance of those obligations as soon as reasonably possible after the removal of the cause and shall so notify the other party. In the event that the cause continues for more than 6 months either party may terminate this agreement on 30 days notice.

15. Entire agreement

This agreement constitutes the entire understanding between the parties with respect to the subject matter of this agreement and supersedes all prior agreements, negotiations and discussions between the parties relating to it.

16. Amendments

Save as expressly provided in this agreement, no amendment or variation of this agreement shall be effective unless in writing and signed by a duly authorised representative of each of the parties to it.

17. Assignment

Neither party shall without the prior written consent of the other party assign, transfer, charge or deal in any other manner with this agreement or its rights under it or part of it, or purport to do any of the same, nor, save as provided in paragraph 2.4, sub-contract any or all of its obligations under this agreement.

18. Freedom to contract, individual negotiations

The parties declare that they each have the right, power and authority and have taken all action necessary to execute and deliver and to exercise their rights and perform their obligations under this agreement. Innogenetics further declares and acknowledges that AdnaGen has offered to discuss and negotiate any and all terms of this agreement and that the terms of this agreement are the result of individual negotiations on each of its paragraphs and a mutual understanding between the parties thereto.

Date: | Date: | Date:

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

19. Waiver

The failure of a party to exercise or enforce any right under this agreement shall not be deemed to be a waiver of that right, nor operate to bar the exercise or enforcement of it at any time or times thereafter.

20. Severability

The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof. It is further the intention of the Parties that in lieu of each such provision which is invalid, illegal or unenforceable, there will be substituted or added as part of this Agreement, a provision which shall be as similar as possible in economic and business objectives as intended by the Parties to such invalid, illegal or unenforceable provision, but which shall be valid, legal and enforceable, and shall be mutually agreed by the Parties.

21. Notices

Any notice required to be given pursuant to this agreement shall be in writing and shall be given by delivering the notice by hand at, or by sending the same by registered mail (receipt requested) to the address of the relevant party as set out in this agreement or such other address as either party notifies to the other from time to time. Any notice given according to the above procedure shall be deemed to have been given at the time of delivery (if delivered by hand) and when received (if sent by post).

22. Governing law and jurisdiction

This agreement shall be governed by and construed in accordance with German law and each party hereby irrevocably submits to the jurisdiction of the courts of Hannover, Germany.

Accepted and agreed for and on behalf of AdnaGen AG:

Place: Langenhagen Date: Jan 25, 2007

Signed: [signature]

Name: Dr.Winfried Albert, Managing Director

Date: Date: Date: 28.1.2007

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Accepted and agreed for and on behalf of Innogenetics:

Place: Gent

Date: 29-01-2007

Signed:

Name: Frank Morich, CEO

Frank Morich
Chief Executive Officer
Innogenetics nv

Place : Gent

Date : 29.1.2007

Signed :

Name: Wolfgang Seidel, Vice President Business Development and Licensing

Wolfgang Seidel
VP Business Dev & Licensing
INNOGENETICS N.V.

LEGAL AFFAIRS
VISA

Date: 25.1.07

Date:

Date:

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

APPENDIX A

Products

1) AdnaTest ColonCancerSelect/Detect

[*]

2) AdnaTest BreastCancerSelect/Detect

[*]

[*]

Date: 15.1.07

Date: ... 1. 07

Date: 29-1-2007

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

3) Shelflife

AdnaTest BreastCancerSelect: [*]
AndaTest BreastCancerDetect [*]
AdnaCollect [*]

4) Remaining shelflife upon reception at INNX

AdnaTest BreastCancer Select [*]
AdnaTest BreastCancerDetect [*]
AdnaCollect [*]

Date: [illegible] Date: [illegible] Date: [illegible]

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

APPENDIX B

Countries included into the Territory

EEA environment

Austria
Belgium
Bulgaria
Cyprus
Czech Republic
Denmark
Germany
Estonia
Finland
France
Hungary
Ireland
Italy
Latvia
Lithuania
Luxembourg
Malta
The Netherlands
Poland
Portugal
Slovenia
Slovakia
Spain
United Kingdom
Sweden

[*]

Non-EEA environment

Russia
Switzerland
Iceland
Liechtenstein
Norway

Date: 15.1.07   Date: Date: 29.1.2007

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

APPENDIX C
Storage and shipping conditions

AdnaSelect: [*]
shipping: [*]
storage: [*]

AdnaDetect: [*];
shipping: [*]
storage: [*]

AdnaCollect: [*]
shipping: [*]
storage: [*]

Date:

Date:

Date: